EXHIBIT 23.02



  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-46124, No. 33-
91550, No. 333-25129 and No. 333-76879) pertaining to the
General Employment Enterprises, Inc. Stock Option Plans of our report dated November 7, 2003, with respect to the consolidated financial statements of General Employment
Enterprises, Inc. and subsidiary as of September 30, 2003 and for the year then ended included in the Annual Report
(Form 10-KSB) for the year ended September 30, 2004.


                                             /s/ Ernst & Young LLP


Chicago, Illinois
November 22, 2004